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                    Law Offices of
                   Marc S. Gottlieb
             One Liberty Plaza, 46th Floor
               New York, New York 10006

Admitted;  NY, NJ                 Telephone:  (212) 531-8276
                                  Facsimile:  (866) 294-0074
               E-Mail:  beilttog@yahoo.com

                   September 10, 2007

Omagine, Inc.
350 Fifth Avenue, Suite 1103
New York, New York 10118

                Re: REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

I have acted as counsel to Omagine, Inc., (formerly Alfa International Corp.)(the "Company"), a Delaware corporation, in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement") covering 2,500,000 shares of Common Stock, par value $0.001 (collectively, the "Shares") pursuant to the Alfa International
Corp. 2003 Stock Option Plan (?the Plan?), a description of which is contained in the Company?s Definitive Proxy Statement filed with the Commission on June 2, 2006.

I have examined copies of the Articles of Incorporation, the By-
Laws of the Company, the Registration Statement, the Plan, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as I have deemed necessary for the purpose of rendering this opinion. In my examination of such material, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me.

I am admitted to the practice of law in the States of New York and New Jersey and I do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Delaware. The opinion expressed herein is based on the laws of Delaware including applicable statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, I am of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Plan included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.


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MARC S. GOTTLIEB

Omagine, Inc.
September 10, 2007
Page Two



I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement.


Very truly yours,

/s/ Marc S. Gottlieb
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Marc S. Gottlieb